Exhibit 99-B.8.81

LOOMIS • SAYLES •DISTRIBUTORS, L.P.
               INVESTMENT COUNSEL

MARK H. NICHOLAS ASSISTANT GENERAL COUNSEL VICE PRESIDENT	ONE FINANCIAL CENTER, BOSTON, MA 02111 (617) 482-2450 (617) 318-3641 (DIRECT) MNICHOLAS@LOOMISSALES.COM

January 16, 2002

VIA U.S. Postal Service

Aetna Investment Services, LLC/Aetna Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, CT 06156

Attn:	Julie E. Rockmore, Counsel
	Re:	Selling and Services Agreement dated April 30, 2001 between Loomis Sayles
Distribution, L.P., and Aetna Investment Services, LLC/Aetna Life
Insurance and Annuity Company

Dear Ms. Rockmore:

            In connection with the above-mentioned agreement between Loomis Sayles
Distributors and Aetna Investment Services, LLC/Aetna Life Insurance and Annuity
Company, enclosed for your files please find a revised Appendix A, which has been amended and restated to include the applicable funds and classes available through Loomis
Sayles Distributors.

            Please feel free to call me with any questions. My direct line is (617) 310-3641.

                                                                                                                 Very truly yours,

                                                                                                                 /s/ Mark Nicholas

                                                                                                                 Mark Nicholas

Encl. Retail/Institutional/Admin

S:\MARKN\Agreement\BD-KS\11-01amen\FORMLETT.DOC

Appendix A
	Retail	Institutional	Admin
Loomis Sayles Bond Fund	x	x	x
Loomis Sayles Global Bond Fund	x	x	n/a
Loomis Sayles High Yield Fund	n/a	x	n/a
Loomis Sayles Intermediate Maturity Bond Fund	n/a	x	n/a
Loomis Sayles Investment Grade Bond Fund	x*	x	x*
Loomis Sayles U.S. Government Securities Fund	n/a	x	n/a
Loomis Sayles Aggressive Growth	x	x	x
Loomis Sayles Value Fund	n/a	x	n/a
Loomis Sayles Emerging Markets Fund	x	x	n/a
Loomis Sayles Global Technology Fund	x	x	n/a
Loomis Sayles Growth Fund	x	x	x
Loomis Sayles International Equity Fund	x	x	x
Loomis Sayles Research Fund	x*	x	n/a
Loomis Sayles Small Cap Value Fund	x	x	x
Loomis Sayles Small Cap Growth Fund	x	x	x
Loomis Sayles Worldwide Fund	n/a	x	n/a

* Investment Grade Bond Fund Retail and Admin Classes inception date 1/31/02 with commencement of operations on 2/1/02.

* Research Fund Retail Class inception date 11/30/01 with commencement of operations on
12/3/01.

Each Fund and Class of shares thereof noted above may be offered and sold only in accordance with the terms and conditions set forth in the respective Fund’s prospectus and statement of additional information, as may be amended from time-to-time. Loomis Sayles Distributors, L.P.
advises that it, as well as Loomis Sayles Funds, may periodically close to new purchases of shares or refuse any order to buy shares if the Fund determines that doing so would be in the best interests of the Fund and its shareholders. Consult the Funds’ prospectuses for more information.